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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-161955) of our report dated March 19, 2009, relating to the consolidated financial statements of Emclaire Financial Corp. and subsidiary, which is incorporated by reference in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ ParenteBeard LLC
Pittsburgh, Pennsylvania
October 14, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm